Exhibit 10.1

Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. Redacted portions are indicated with the notation

“[***]”.

Binding Offtake Agreement

Alabama Graphite Products, LLC

and

FCA US LLC

8 July 2024

CONTENTS

CLAUSE	PAGE

No table of contents entries found.

TABLE OF SCHEDULES

Schedule 1	Specifications

Schedule 5.1	Product Qualification

Schedule 6.1	Annual Offtake Volumes

Schedule 10.1	Pricing Mechanism

Agreement

This binding offtake agreement ("Binding Offtake Agreement" or "Agreement") including its schedules and their exhibits shall become effective on 08 of July 2024 ("Effective Date") between

Alabama Graphite Products, LLC (“AGP”), an Alabama limited liability company, having its office at 349 McClellan Industrial Drive, Kellyton, Alabama, 35089, which is selling Product (as defined below) products at its Project (as defined below). AGP is a wholly-owned subsidiary of Westwater Resources, Inc.,

- "Seller" -

and

FCA US LLC, a Delaware limited liability company, having its registered offices at 1000 Chrysler Drive, Auburn Hills, MI 48326 (“FCA US”),

- "Buyer" -

- Seller and Buyer each a "Party" and jointly the "Parties" -

Preamble:

The Seller aims at producing a natural graphite anode battery grade products from its Kellyton Graphite Plant located in Coosa County, Alabama in the United States of America, which is owned and operated by AGP ("Project").

The Seller has completed a feasibility study in October 2021, as amended. The Seller has also commissioned a life cycle analysis study, which showed its net carbon footprint will be [***] kg CO2 equivalent per kg ULTRA-CSPG produced.

Against this background, the Parties agree as follows:

1.	Subject Matter of the Agreement

1.1	The Seller shall deliver a natural graphite anode battery grade produced from its Project with [***] kg CO2 eq. per kg ULTRA-CSPG (according to the LCA model produced by [***]) carbon footprint ("Product") with agreed upon specifications as described in more detail in Schedule 1 (“Specifications”) and the Buyer shall order and accept delivery of the Product in accordance with and subject to the terms and conditions set forth in this Agreement. This carbon footprint number includes scope 1, 2 and 3 emissions. [***] has a target of reducing their emissions with [***]% by 20[***]. This will reduce the [***] to [***] CO2 eq. per kg ULTRA-CSPG.

1.2	The Seller shall only be obliged to supply Product manufactured using natural flake graphite extracted from the [***] project in [***] (“[***]”) and process it in the Project; provided that upon 12 months written advance notice by Seller to Buyer and provided further that Buyer provides its validation as may be appropriate, Seller may source natural flake graphite extracted from the Coosa Graphite Deposit, which is owned and operated by Alabama Graphite Company, and process it in the Project.

1.3	If for any reason, [***]is not able to supply the Seller, and the Seller is obligated to identify another source of natural flake graphite, the Buyer shall have the option to exit this Agreement or reduce the volumes of the Product purchased under this Agreement. Any change in the source of natural flake graphite for the Project must be validated by the Buyer with 12 months in advance. If there is a validated change in the source of natural flake graphite for the Project, the flake formula effect on the price of the Product (see Schedule 10.1 of this Agreement) shall continue to apply. All of the foregoing subject to Section 1.2 above.

1.4	The Seller and the Buyer agree to discuss in good faith in the future an [***].

2.	Start and End of Commercial Supply

2.1	The Parties target to achieve commencement of the commercial production of the Product by no later than 1st of January 2026 and Seller shall use its best efforts to meet such commencement (“Designated Supply Start Date”).

2.2	The Seller's obligation to deliver the Product and the Buyer's obligation to order the delivery of the Product in accordance with and subject to the terms and conditions set forth in this Agreement and individual Orders as detailed in Clause 7 below ("Commercial Supply") shall start after the date of successful Product Qualification as defined in Clause 5 below ("Start of Commercial Supply Period"), and expire upon the end of the Term as defined in Clause 15 below ("Commercial Supply Period"); any period between the Start of Commercial Supply Period and the first anniversary and between individual consecutive anniversaries shall be considered a "Supply Year".

3.	Conditions Precedent for Commercial Supply

3.1	Start of Commercial Supply shall be conditional upon the following milestones:

(a)	Successful 3rd Party Due Diligence assessment results (with Due Diligence as defined in Item 3 of Schedule 8.1). A 3rd Party partner shall be selected by the Buyer and assessment criteria shall be shared with the Seller prior to the start of the assessment by the 3rd Party partner. Buyer shall in its sole discretion determine whether such Due Diligence assessment is acceptable to Buyer. Without limiting Section 3.2 below, Seller shall have until [***]to resolve any due diligence issues and if not resolved to Buyer’s satisfaction (in its sole discretion) by then Buyer may terminate this Agreement with immediate effect.

(b)	The Qualification Process using commercial production output of the Project has started at the latest by [***]which Seller shall use its best efforts to obtain.

(c)	The Qualification Process is finalised with the Buyer using best endeavours to qualify the Product within a duration which is in line with industry standards.

(d)	Designated Supply Start Date is January 1, 2026.

(e)	Buyer obtaining any and all necessary (as determined by Buyer in its sole discretion) third party approvals, with such approvals and the schedule for obtaining such approvals identified by Buyer to Seller within 60 days of the Effective Date.

(each of the prerequisites (a) to (d) individually a "Milestone" and jointly the "Milestones").

3.2	If the Milestones in accordance with clause 3.1(a) and 3.1(b) and 3.1(d) are not satisfied by [***]at the latest, the Buyer shall have a right to terminate this Agreement in writing with immediate effect.

3.3	If the Milestone in accordance with clause 3.1(c) is not satisfied, either Party shall have a right to terminate this Agreement in writing with immediate effect, provided that the reason for the failure to achieve the Milestone is not exclusively or predominantly attributable to the terminating Party's failure to act in accordance with the requirements of the Qualification Process set out in Schedule 5.1 (Product Qualification). The Parties' right for termination in accordance with the foregoing sentence can be exercised by the terminating Party.

3.4	The Parties are in agreement, that neither (a) any delay in or failure of achieving one or more Milestones nor (b) any rescheduling of the Designated Supply Start Date in accordance with clause 2.1 shall be considered Buyer’s breach of its obligations or default in the performance of obligations. The provisions in Schedule 9.1 on any temporary increase of the discount of the price remain unaffected.

4.	Test Volume

The Seller will supply the test volume to the Buyer in accordance with the descriptions related thereto in Schedule 5.1 (Product Qualification).

5.	Product Qualification

5.1	Each Party must use all reasonable endeavours to procure that the Product is qualified under the following qualification process (“Qualification Process”):

(a)	Subject to the Parties, acting reasonably, agreeing the supply terms (including the price, quantities, delivery terms and timing for supply), the Seller will provide commercial production output of the Project to the Buyer for the purpose of the Buyer undertaking the testing.

(b)	The Buyer will be responsible for its own costs in connection with the Qualification Process and Buyer will cover the variable costs of pre-production samples in a manner to be mutually agreed upon by the parties. The Seller shall be responsible for the costs of the production and shipment of the pre-commercial production output of the Project used for the Qualification Process. When the Qualification Process continues after the date of successful commencement of the commercial production of the Product at the Project, and commercial production output is used for the Qualification Process, the Buyer shall be responsible for the costs of the production in accordance with the pricing mechanism in accordance with clause 10 and the shipment costs.

(c)	Further details of the implementation of the Qualification Process – including, but not limited to, the Product qualification requirements and time schedule for the Qualification Process – are set out in Schedule 5.1 (Product Qualification).

(d)	the Buyer will use best endeavours to qualify the Product within a duration which is in line with industry standards.

(e)	The Qualification Process shall be considered completed successfully if the Product materially satisfies the Product qualification requirements set out in Schedule 5.1 (Product Qualification).

(f)	At the successful completion of the Qualification Process, the Buyer shall issue a notice to the Seller that the Product has met the Buyer’s Product qualification requirements (“Product Qualification Notice”).

6.	Offtake Volume

6.1	The Buyer undertakes to purchase the annual quantities of the Product shown in Schedule 6.1 (Annual Offtake Volumes) (each of the annual quantities shown in Schedule 6.1 (Annual Offtake Volumes) the “Individual Annual Volume” and all Individual Annual Volumes jointly the “Aggregate Volume”).

6.2	The Buyer shall be entitled to demand a reduction of the applicable Individual Annual Volume for a Supply Year, provided that (a) any adjustments must not result in the Individual Annual Volume as it applied before the first day of the affected Supply Year being undercut by more than (i) [***]in the aggregate as measured against the Individual Annual Volume in Schedule 6.1 for the 2026, 2027 and 2028 Supply Year, or (ii) [***]in the aggregate as measured against the Individual Annual Volume in Schedule 6.1 of the 2029 Supply Year, or (iii) [***]in the aggregate as measured against the Individual Annual Volume in Schedule 6.1 of the 2030 and 2031 Supply Year, and (b) the Seller receives a written reduction notification from the Buyer at least [***]before the start of the affected Supply Year. The provisions set forth in clause 6.2(a)(ii) and 6.2(a)(iii) shall not apply and instead shall be the same as the provisions set forth in clause 6.2(a)(i) in the event that the [***]identified in clause 6.5(b) is exercised by the Buyer. After the Start of the Commercial Supply Period, the Buyer shall be entitled to demand an increase of the applicable Individual Annual Volume for that Supply Year, provided that any increase is limited to the amount for that Supply Year as shown in the Individual Annual Volume of Schedule 6.1 as it applied before as of the first day of the affected Supply Year, being exceeded by more than [***]in the aggregate and the Seller receives a written demand for an increase from the Buyer (x) at least [***]before the start of the 2026, 2027 and 2028 Supply Year or (y) at least [***]before the start of the 2029, 2030 and 2031 Supply Year. The provision set forth in clause 6.2(y) shall not apply and instead shall be the same as the provision in clause 6.2(x) in the event that the [***]identified in clause 6.5(b) is exercised by the Buyer. For any requests by Buyer for adjustments outside of the adjustments contemplated under this Clause 6.2, the Buyer shall notify Seller at least [***]prior to any such adjustments and the Seller shall then notify the Buyer of the Seller's acceptance or non-acceptance of such for an increase or decrease in accordance with within [***]from receipt of the Buyer's notification (an Individual Annual Volume changed in accordance with Clause 6.1 or 6.2 (the “Adjusted Individual Annual Volume”). The Seller shall be entitled to refuse to accept the notification outside of the increases permitted under this Section in particular, but without limitation, if the Seller does not have sufficient unallocated quantities of the Product at its free disposal.

6.3	Buyer shall be entitled to allocate all or any portion of the Aggregate Volume to any of its affiliates. Buyer and its affiliates shall be entitled to allocate all or any portion of the Aggregate Volume to any third party supplier which handles, refines, or utilizes the Product through the battery cell manufacturing process (each of the Buyer's affiliates and suppliers a “Third Party Receiver”) but only if it is dedicated to the needs of Buyer and/or its affiliates. Deliveries to Third Party Receivers shall remain subject to the conditions and pricing mechanism of the Agreement and count against the applicable Aggregate Volume.

6.4	If the aggregated volume of the Product ordered by the Buyer for delivery in a given year falls short of the applicable Individual Annual Volume or, as the case may be, Adjusted Individual Annual Volume for the given year (the difference being the "Shortfall"), the Buyer shall be under an obligation to pay the applicable Individual Annual Volume or, as the case may be, Adjusted Individual Annual Volume, even if the Buyer takes a smaller quantity of the Product. The first sentence of this Section 6.4 shall not apply if and to the extent:

(a)	the Parties mutually agree in the individual case to make up for the Shortfall in the first quarter of the subsequent year; or

(b)	the Buyer who has the priority to sell the shortfall- succeeds in selling the Shortfall to one or more third parties in its own name and at its own cost and for this purpose orders the Shortfall to be delivered by the Seller to the Buyer at the terms of this Agreement within the first quarter of the subsequent year; or

(c)	the Seller, acting at the Seller's own discretion without any obligation to do so, succeeds in selling the Shortfall to one or more third party customers at a price corresponding to at least the [***]within the first quarter of the subsequent year. If and to the extent the Seller only succeeds in selling the Shortfall at a lower price than the [***], the Buyer shall reimburse the Seller for the difference between [***] and [***]. If and to the extent the Seller succeeds in selling the Shortfall at a higher price than the [***], the additional revenue belongs to the Seller.

6.5	(a)	The Buyer must have, and the Seller must grant to the Buyer a [***]to extend the offtake agreement to further [***].

(b)	Until [***], the Seller must have and the Seller must grant to the Buyer another [***]to purchase an additional amount of Product (with the same Specification) equal to [***]provided that if Seller intends to sell Product to one or more third parties in amounts such that [***]would not be available for the Buyer then the Seller will notify the Buyer of such intent and the Buyer will have (a) 10 business days from the date of that notice to exercise this right and (b) (15) additional business days to execute an amendment to this Agreement to reflect the same.

7.	Supply Orders

7.1	Unless agreed otherwise between the Parties in writing, supply orders for the Product shall be placed and accepted in accordance with this Clause 7.

7.2	The Buyer will give the Seller not less than three (3) months prior written notice of the quantity of the Product which the Buyer requires the Seller to deliver within any calendar quarter (being three (3) calendar months) ("Quarterly Quantity"). The Quarterly Quantity must be consistent with the volume requirements set out in Schedule 6.1 (Annual Offtake Volumes), and the relevant Individual Annual Volume or, as the case may be, Adjusted Individual Annual Volume for a year shall be essentially equally distributed over the Quarterly Quantities for that year; Clause 6.2 remains unaffected. The Buyer shall be permitted to adjust the notified Quarterly Quantity not later than 45 (forty five) calendar days before the beginning of the calendar quarter; thereafter, the Quarterly Quantity notified by the Buyer becomes binding for the Buyer.

7.3	The Seller shall give the Buyer a delivery schedule within one (1) month after receiving a notice from the Buyer in accordance with Clause 7.2. The delivery schedule must provide for the delivery of the Quarterly Quantity during the relevant calendar quarter, specify the number of deliveries during the relevant calendar quarter and specify the quantity of Product per delivery.

7.4	The Buyer shall, within ten (10) calendar days of receipt of the delivery schedule in accordance with Clause 7.3, notify the Seller of any requested changes to the delivery schedule. To the extent that the Seller is able to comply with any changes requested by the Buyer in accordance with first sentence of this Section 7.4using its reasonable endeavours, the Seller shall amend the delivery schedule to incorporate those changes and provide the amended delivery schedule to the Buyer. The Buyer and the Seller agree to act in good faith in their dealings with each other in relation to any proposed changes to a delivery schedule.

7.5	If the Buyer does not request any changes within ten (10) calendar days of receipt of a delivery schedule, the Buyer is deemed to have approved the delivery schedule.

The Seller shall adhere to each delivery schedule. If and as soon as the Seller expects a delay in the shipment of more than one (1) month compared to the relevant delivery schedule, the Seller shall notify the Buyer thereof. The Buyer may then, at its option, cancel the affected portion(s) of the Order(s) for the Product and secure replacement product on the open market. The Seller shall [***].

7.6	The Buyer or a Third Party Receiver will issue a purchase order to the Seller in respect of any quantity of the Product. Acceptance of a purchase order by the Seller is expressly limited to the terms of the purchase order and to this Agreement. Unless agreed by the Parties expressly in writing, any additional or different terms and conditions are expressly excluded and shall not form part of any supply contract.

7.7	The Seller will include the Order number on its invoice for the relevant quantity of Product to assist the Buyer with its internal requirements.

7.8	Seller and Buyer (including Third Party Receiver) will review on annual basis in August time frame available capacity at the Seller side as well as all demands for the next year.

7.9	The Seller will provide Delivery Note to the Buyer.

8.	Compliance / ESG Requirements

8.1	The Supply Agreement would incorporate the compliance and ESG requirements as set forth in Schedule 8.1.

9.	Force majeure

9.1	Neither Party shall be liable to the other or be deemed to be in breach of any provision of this Agreement or an Order by reason of any delay in performing, or any failure to perform any obligation under this Agreement or an Order if the delay or said failure was due to circumstances which the Party could not avoid, control or reasonably have foreseen at the time of conclusion of this Agreement, and the consequences of which it was unable to prevent or mitigate by appropriate measures (including but not limited to natural disasters of any kind, the outbreak or spread of large-scale diseases, epidemics, pandemics, strike, lockout, cyber attacks, terrorist attacks, war, civil war, riots, blockades, bans on exports and imports, etc.) , and to the extent the consequences cannot be avoided or mitigated, and which continued for more than twenty (20) calendar days ("Force Majeure"). In the event of any circumstances of Force Majeure the obligations of the Party to this Agreement affected by such Force Majeure shall be suspended, including the Seller's obligation to sell and set aside for collection any Product and the Buyer's obligation to buy such Product.

9.2	Each Party shall notify the other as soon as it becomes aware of any circumstances which constitute or may constitute a Force Majeure event and shall at all times during the term of this Agreement use its reasonable endeavours to avoid such circumstances. During the subsistence of a Force Majeure event:

(a)	both Parties shall take all reasonable steps to minimise and mitigate any adverse implications (including costs) to the other;

(b)	the Seller shall be entitled (as part of taking such reasonable steps), without limiting the generality of Clause 9.1, to sell the Product to other customers;

(c)	the Buyer shall be entitled (as part of taking such reasonable steps), without limiting the generality of Clause 9.1, to buy the Product from other sources, such quantities to be [***], and

(d)	the Parties shall promptly meet to discuss how best to overcome such Force Majeure event and any adverse implications thereof.

9.3	In the event a Force Majeure event continues for greater than [***], either Party shall have the right to terminate this Agreement.

10.	Pricing

10.1	Schedule 10.1 (Pricing Mechanism) sets out the pricing mechanism for the delivery of the Product as agreed between the Parties at the Effective Date ("Contract Price").

10.2	In case of a delay to the Start of Commercial Delivery, the Seller will provide a [***] to the Buyer for a period equivalent to the duration of the delay.

10.3	To the extent permitted by applicable law, Seller would warrant that the per metric tonne Product pricing under the Supply Agreement (net of any applicable discounts) does not, and at all times would not, [***].

11.	Payment Terms

11.1	Invoices are payable within 60 days net as of the date of the invoice (invoice issued at the delivery date).

12.	Packaging, Delivery and Transfer of Risk

12.1	The Product shall be packaged in 1 metric tonne supersacks, or any other shipping specification agreed to by the Parties for the Product transportation unless agreed otherwise in an Order.

12.2	Unless otherwise agreed by the Parties in an Order, the Price set forth in Clause 10.1 are EXW (Ex-Works) Incoterms Kellyton, Alabama, USA.

12.3	Risk of loss or damage to the Product shall pass from the Seller to the Buyer according to the mode of delivery agreed in accordance with EXW (Ex-Works) Incoterms Kellyton, Alabama, USA.

12.4	The Parties may agree alternative freight and logistic requirements in an Order.

12.5	The Buyer may request Third Party Receivers to issue Orders to the Seller directly in which case Seller shall execute, fulfil and invoice such Orders towards the Third Party Receivers. Sales to Third Party Receivers remain subject to the conditions and pricing mechanism of this Agreement and count against the applicable Individual Annual Volume. In the event of such direct Orders by Third Party Receivers, Clause 7 of this Agreement shall apply accordingly with the term “Buyer” deemed replaced by the term “Third Party Receiver”.

13.	Defects

13.1	Any and all warranty claims against the Seller under this Agreement and any Order as well as statutorily are limited to the warranties set forth in this Clause 12. The Seller warrants that the Product: [***]("Warranty").

13.2	In case of a breach of the Seller's Warranty in accordance with Clause 13.1 and without otherwise limiting Seller’s liability under this Agreement:

(a)	the Seller shall be obliged, in the Seller's discretion,

(i)	to replace the relevant quantity of the Product ("Non-conforming Product") within [***] with an equivalent quantity of the Product which meets the specifications set out in Schedule 1 (Specifications),

(ii)	to rectify the Non-conforming Product so that it meets the specifications set out in Schedule 1 (Specifications) if the rectification can be effected with reasonable effort of the Seller; or

(b)	in cases of an imminent danger or of particular urgency not permitting to grant to the Seller any of the possibilities in accordance with Clause 13.2(a) the Buyer shall be entitled, after giving notification to this effect to the Seller, to an amount equal to [***].

If, in case of Clause 13.2(a), replacement or rectification has failed or a reasonable deadline to be set by the Buyer for the Seller's performance in accordance with Clause 13.2(a) has expired unsuccessfully, the Buyer may withdraw from the Order or reduce the purchase price under the Order. Any further rights or remedies of the Buyer in accordance with applicable statutory law shall remain unaffected.

13.3	In case the Non-conforming Product is returned to the Seller, title to and the risk in the Non-conforming Product shall revert to the Seller. The Seller shall be responsible for the collection and disposal of the Non-conforming Product in accordance with all applicable laws and bear all associated costs.

13.4	Any Non-conforming Product returned to the Seller and replaced by the Seller and any replacement product procured by the Buyer from other sources pursuant to Clause 12.3 above shall be [***].

14.	Liability

14.1	The Seller shall be liable towards Buyer for its failure to comply with this Agreement. Neither Party shall be liable to the other Party in amounts exceeding the greater of (i) $[***]or (ii) [***].

14.2	In case of delay or failure by Seller to deliver Product pursuant to the Agreement, Seller will be responsible for [***]by Buyer associated therewith.

14.3	Nothing in this Clause 14 is intended to exclude or restrict or shall be construed as excluding or restricting the Seller's liability in accordance with applicable mandatory law.

15.	Term and Termination

15.1	This Agreement shall enter into force on the Effective Date and shall end automatically on the sixth anniversary of the Start of Commercial Supply Period ("Term"), unless the Parties have agreed mutually in writing to prolong the Agreement.

15.2	Notwithstanding the foregoing, the Agreement shall be terminated upon the occurrence of any of the following events:

(a)	termination by mutual agreement of the Parties;

(b)	unilateral termination for a Party's breach of its obligations under this Agreement, after a written reminder setting a reasonable period of cure has remained without effect, by written notice sent by the other Party to the defaulting Party, with immediate effect.

15.3	Termination notices must be in writing.

16.	Confidentiality

16.1	Each Party shall keep in strict confidence and not disclose this Agreement and any commercial and technical information, knowledge and material of the respective other Party acquired in the performance of the Agreement ("Information") and not use such Information for any other purpose than the purpose of the performance of this Agreement. Each Party shall protect Information with no less care than it uses to protect its own proprietary information and shall not disclose the Information unless if required by the law or by a governmental order, decree, regulation or rule. Each Party shall only disclose the Information to those of its employees, subcontractors or other parties who need to have access to it for the purpose of the performance of this Agreement provided that those employees, subcontractors and other parties have been informed of the obligations of confidence and are bound by obligations of secrecy and confidentiality no less stringent than those contained in this Agreement. Nothing contained herein shall permit Seller from disclosing the terms or existence of this Agreement with any investors without the express written approval of Buyer provided that Buyer’s consent shall not be unreasonably withheld if Seller has a non-disclosure agreement in place with such investors and such investors have been informed of the obligations of confidentiality and are bound by obligations of secrecy and confidentiality no less stringent than those contained in this Agreement.

16.2	Upon written request by the disclosing Party at any time during the term of this Agreement or thereafter, the receiving Party shall without undue delay, at the election of the disclosing Party, return to the disclosing Party or destroy (or erase, in case of Information in electronic form) any Information, including derivatives thereof (e.g. copies, work products incorporating Information), unless and only to the extent and only for the duration that the receiving Party (i) is legally obligated to keep such Information or (ii) requires such Information for the continued performance of this Agreement. Furthermore, in case of electronic Information only, the obligation to erase shall not apply in relation to such Information which has been stored electronically in security back-up systems, provided, however, that the receiving Party ensures that the access to such security back-up systems is strictly limited to such persons who are running or maintaining such security back-ups and who are bound by confidentiality undertakings which level of protection must not fall below the level of protection provided by this Agreement. In case of any retained Information, the secrecy obligations in respect of them hereunder shall apply beyond the point in time set out in Clause 16.4 until such retained Information has been finally, returned, destroyed or erased, as the case may be.

16.3	The obligation as to confidentiality in Clause 16.1 shall not apply to any Information or any part thereof for which the receiving Party proves:

(a)	that it was already known to it or that it was known to the public or generally available to the public, prior to the time it was received; or

(b)	that it became known to the public or generally available to the public subsequent to the time it was received through no act or failure to act on the part of the receiving Party; or

(c)	received at any time from a third party having a bona fide right to disclose the same; or

(d)	that it has been developed independently without recourse to Information obtained from the disclosing Party hereunder; or

(e)	that it is obliged under mandatory law to disclose the Information, namely upon the order of a court, governmental authority or stock exchange or regulatory body.

In any of the above mentioned events, the receiving Party shall, to the extent legally permissible, keep the source of the Information strictly confidential. In the event that the receiving Party is obligated to disclose Information, it shall inform the disclosing party without undue delay and give the disclosing Party reasonable opportunity to mitigate or block such disclosure obligation.

16.4	Any confidentiality obligations set forth herein shall survive five (5) years from the date of expiration or termination of this Agreement.

17.	Announcements

17.1	Except as provided in this Clause 17 or otherwise to the extent necessary to comply with any applicable laws or other legal requirements, neither Party will issue any public or general marketing communications concerning their relationship or this Agreement without the other Party's prior written approval.

18.	Dispute Resolution

18.1	All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the American Arbitration Association (“AAA”) by one or three arbitrators appointed in accordance with the said rules. The language of the arbitral proceedings shall be the English language and the place of arbitration shall be New York.

18.2	The Parties shall not (and shall cause the AAA and the arbitrator not to) disclose to third parties the existence of any such arbitral proceedings, any decisions made by the arbitral tribunal (including its awards) or any submissions made by the Parties, except (a) with the prior consent of both Parties, (b) as required by applicable law, (c) in order to enforce or to challenge the relevant arbitral award, (d) to the extent already in the public domain, (e) subject to adequate confidentiality restrictions, to its professional advisors and potential fact witnesses or expert witnesses, or (f) in relation to the existence of arbitral proceedings only, to potential arbitrators in order to appoint the arbitrator.

19.	governing law

This Agreement shall be governed by and construed in accordance with the laws of New York without regard to its conflict of laws principles. The application of the UN Convention on Contracts for the International Sale of Goods shall be excluded.

20.	Miscellaneous

20.1	The Parties expressly agree and acknowledge that their relationship under or in connection with this Agreement is in all respects non-exclusive, thus, each Party may in its sole discretion enter into similar agreements with any third party without infringing this Agreement in any way, provided that any such third-party agreement is not preventing a Party to fulfil its obligations hereunder vis-à-vis the other Party when due.

20.2	The Parties' set-off and retention rights shall be excluded, to the extent legally permissible.

20.3	The Parties shall at all times comply with the statutory obligations relating to the protection of personal data.

20.4	Except as contemplated under Section 7.6 when Buyer issues a Purchase Order directly to Seller, the general terms and conditions of the Buyer shall not apply Nothing contained here shall limit any agreements Seller may have with Buyer’s Tier 1 Suppliers or other Third Party Receivers.

20.5	This Agreement and its Schedules and exhibits to its Schedules constitute the entire Agreement between the Parties relating to the subject matter herein, and all prior proposals, discussions and writings by and between the Parties and relating to the subject matter herein are superseded hereby. None of the terms of this Agreement shall be deemed to be waived or amended by either Party unless such waiver or amendment is written and signed by the Parties, and recites specifically that it is a waiver of, or amendment to, the terms of this Agreement. Exempt from the aforesaid are Schedules 1 and 5.1 for which Buyer reserves the right to direct changes, which changes shall become binding and valid and replacing the previous version of the respective Schedule as of the later of (i) 4 weeks after written notification by Buyer to the Seller or (ii) any date specified by the Buyer in its notification.

20.6	The Schedules and their exhibits are an integral part of this Agreement. Each exhibit is an integral part of the Schedule, and only of the Schedule, to which it belongs. In the event of a conflict between any provision in a schedule and any provisions of this Agreement, the provision of the Schedule shall prevail. In the Event of a conflict between any provision in an exhibit and the relevant Schedule to which it belongs, the provisions of the exhibit shall prevail.

20.7	Should one or several provisions of this Agreement be or become invalid or unenforceable, then the Parties shall replace invalid or unenforceable provisions with valid and enforceable ones. The replacing provision(s) shall in their economic effect come so close to the invalid or unenforceable provision(s) that it can be reasonably assumed that the Parties would have contracted on the basis of the new provision(s). If such provision(s) cannot be found, the invalidity of one or several provisions of this Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provision(s) is of such essential importance for this Agreement that it is reasonably assumed that the Parties would not have entered into this Agreement without the invalid provision(s). In the event of an unintentional gap in the provisions of this Agreement, the first two sentences above shall apply accordingly.

20.8	Each Party shall not assign or in any way dispose of its rights and obligations under this Agreement without the prior written consent of the respective other Party, unless agreed otherwise in this Agreement.

20.9	Each of the Seller and the Buyer agree they will bear their own cost and expense in relation to the negation and entering into this Agreement.

[SIGNATURES ON NEXT PAGE]

On behalf of Seller		On behalf of Buyer

Dated:	July 16, 2024	Dated:	July 17, 2024

/s/	Frank Bakker	/s/	Maxime Picat
Signature		Signature

Frank Bakker / President & CEO Alabama Graphite Products, LLC		Maxime Picat/ Chief Purchasing & Supply Chain Officer | FCA US LLC

Schedule 1

Specifications

The Seller does not warrant any physical properties of the Product, including (without limitation) whether the particle size of the Product or the crystalline structure of the Product;

1.	ULTRA-CSPG *** natural graphite anode material

2.	Delivered in 1 metric ton bags (nominal)

3.	Sourced from Westwater’s Kellyton, Alabama facility, which is owned and operated by Westwater’s wholly-owned subsidiary Alabama Graphite Products, LLC.

Parameters	Units	ULTRA-CSPG™ *** Spec
d10	μm	[***]
d50	μm	[***]
d90	μm	[***]
LOI	%	[***]
Ash	%	[***]
Tap Density	g/cm3	[***]
BET Surface Area	m2/g	[***]
Reversible Capacity	mAh/g	[***]
Irreversible Loss-ICL	%	[***]

Schedule 5.1

Product Qualification

Qualification timeline and activities will be added to the agreement upon identification of Buyer’s [***] in accordance with Clause 5.1.

Schedule 6.1

Annual Offtake Volumes (kt)

2026	2027	2028	2029	2030	2031
10	15	15	15	15	15

Schedule 8.1

Compliance / ESG Requirements

1.	Compliance / Stellantis Global Purchasing Guidelines

•      Buyer, a Stellantis subsidiary, considers collaboration with the supply chain an integral part of its success and, therefore, strives to operate as an integrated team with counterparties.

•      The selection of counterparties / suppliers is based not only on the quality and competitiveness of their products and services, but also on their adherence to social, ethical, and environmental principles.

•      Seller would agree to have a code of conduct and to design and implement an ethics and compliance program reasonably tailored to Seller’s risk profile.

•      Seller would agree to comply with laws applicable to its provision of Product(s) to STLA, including (without limitation) anticorruption, anti-money laundering, export controls, economic sanctions laws and regulations, and to implement best practices for the eradication of forced or child labor in its operations and in its supply chain.

•      Seller’s agreement to comply with the Stellantis Global Responsible Purchasing Guidelines (the “Guidelines”) is a prerequisite to becoming or continuing to be a counterparty / supplier to the Buyer. The Guidelines can be found here:

 [***]

•      Seller’s acceptance of the Guidelines would bind Counterparty and its affiliates / subsidiaries that provide goods or services to Buyer.

2.	Human Rights

•      Buyer and Seller would agree to:

o      covenants with respect to all Parties’ consistent adherence to human rights principles and compliance with laws (e.g., ILO, OECD DD Guidance for Responsible Business Conduct, OECD DD Guidance for Responsible Supply Chains of Minerals from Conflict-Affected & High-Risk Areas, etc.);

o      cooperation obligations with respect to human rights investigations;

o      indemnification obligations with respect to non-compliance with human rights provisions; and

o      termination provisions allowing for termination of the Supply Agreement in the case of material non-compliance with human rights provisions.

3.	Due Diligence

•      Buyer (or its affiliate) would conduct due diligence on Seller for raw materials to identify any risks relating to environmental (e.g., water, carbon footprint, waste management), social (e.g., human rights, sanctions, regulatory violations and exclusions, and child/forced labor) and governance matters.

•      The methodology of such due diligence would include risk scoring based on internationally recognized indices, proportional due diligence based on risk scores, and consideration of red flags for potential human rights violations.

•      Buyer (or its affiliate) may also make site visits as determined in its sole discretion (i.e., risk-based approach, required for high-risk targets, unannounced visits in high-risk contexts (e.g., mines) if possible).

•      Buyer would be required to remediate/address potential violations (identified through due diligence, audits, or otherwise).

4.	Forced Labor Documentation

•      Seller would be required to provide certificates outlining its raw materials supply chain and (if required) detailed documentation (e.g., bills of lading, invoices, etc.) to satisfy legal requirements.

•      Compliance with documentation requirements to be reviewed by forced labor specialists due to potential significant volume of documents.

5.	Carbon Footprint

•      Buyer and Seller are committed to contributing to a decarbonized economy in line with the Paris agreement.

•      On its road to carbon neutrality by [***], Company expects Counterparty to play a relevant role improving their own operations to reduce its environmental footprint.

•      Seller would be required to implement a policy to measure and reduce CO2 / greenhouse gas emissions all along its value chain for the scope 1, the scope 2 and the scope 3 upstream.

•      Such CO2 / greenhouse gas measurements and reductions should be based on site data as much as possible (“primary data”). In case no primary data is available, a justification of the values considered should be provided.

•      The CO2 / greenhouse gas forecast, and reduction plan would be calculated and shared with the Buyer utilizing the template and guidelines attached hereto as Attachment 1.

6.	Extraction & Refining Processes

•      Seller would be required to deliver a detailed explanation regarding the ore extraction process and the associated refining processes (if concerned) with respect to the Project (including all related sites), including:

✓     All input characteristics;

✓     All output characteristics; and

✓     CO2 / biodiversity / waste / water management compared to benchmark.

7.	Project End of Life Management	• Seller would be required to deliver detailed technical and economic descriptions with respect to the Project’s end of life (including all related sites).

Schedule 10.1

Pricing Mechanism

The amount to be charged for the Product shall be determined by the formula set out below (“Price”).

Price = [***] * Fixed Price + [***] * Index Price

Whereby:

a.	Fixed Price = Base Price + Feedstock Price

•	Base Price = [***]

•	Feedstock Price = Flake cost x [***] + Freight cost x [***]

Note: The expected yield in producing CSPG *** from Feedstock is [***]%. The [***] multiplier in the formula is derived as follows: [***].

Flake cost is based on the Argus Media [***] Index. Flake cost will be determined for the month of shipment of CSPG *** to Buyer based on the named Argus Media index for the month that is [***] earlier than the month of shipment.

a.	If in the future, Buyer or Seller believe an alternative index for Flake cost is more suitable for the Agreement, the Parties agree to negotiate in good faith and mutually select a new Flake cost index utilized for the Pricing formula.

Freight cost represents the freight [***]. Freight cost will be determined for the month of shipment of CSPG *** to Buyer based on the previous [***] weighted-average freight charge as invoiced by [***] to Seller.

a.	Freight costs shall not exceed $[***] per ton. In the event monthly average freight cost exceeds $[***] per ton, the Buyer agrees to pay no more than $[***] per ton and the difference in cost shall be absorbed by the Seller.

The following table includes Seller’s Base Prices which are fixed for the duration of the contract. The Feedstock Price is illustrative only and reflects prices as of January 2024.

	2026	2027	2028	2029	2030	2031
Fixed Price (50%)
Base Price	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
% [***]	[***]	[***]%	[***]%	[***]%	[***]%	[***]%
Feedstock Price (Jan 24)	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Fixed Price	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

b.	Index Price = SMM Natural Graphite – [***]%

SMM Natural Graphite is an index published by Shanghai Metals Market and is defined as “Natural graphite with 1st capacity of ≥360mAh/g, 1st efficiency of ≥95%, Compaction density of ≥1.80g/cm³, 13%VAT included, Traded price, delivery to buyer's place”.

The Index Price will be determined for the month of shipment by the Seller and will be based on the SMM Natural Graphite index for the month that is [***] earlier than the month of shipment. As a point of reference, the SMM Natural Graphite index was $7.075/kg as of April 2024.

The SMM Natural Graphite index can be replaced with a suitable alternative in the future if mutually agreed upon by the Parties.

c.

Price

As an example, the following table computes the Total Price to Buyer. In this case, it is assumed that the Feedstock Price is constant over the period at $[***]/kg, and the SMM Natural Graphite index is constant over the period at $[***]/kg.

	2026	2027	2028	2029	2030	2031
Fixed Price ([***]%)
Base Price	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
% [***]	[***]	[***]%	[***]%	[***]%	[***]%	[***]%
Feedstock Price (Jan 24)	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Fixed Price	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Index Price ([***]%)
SMM Natural Graphite	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]
Index Price (SMMMinus [***]%)	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

Price	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]

d.	Additionally, the Parties contemplate additional discussion involving [***].

e.	In the event Seller changes its source for natural flake graphite from [***]to natural flake graphite extracted from Coosa, [***]. The parties agree to negotiate [***].